Exhibit 10.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

Dated December 5, 2022

This Agreement (the “Amendment”) amends the Agreement and Plan of Merger dated August 31, 2022 (the “Merger Agreement”), by and among (i) Aesther Healthcare Acquisition Corp, a Delaware corporation (together with its successors, the “Purchaser”), (ii) AHAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Aesther Healthcare Sponsor, LLC, a Delaware limited liability company, (the “Purchaser Representative”), (iv) Dr. Chirinjeev Kathuria, (the “Seller Representative”), and (v) Ocean Biomedical, Inc., a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. The terms not defined herein shall have the meaning assigned to them in the Merger Agreement.

WHEREAS, the Parties hereto wish to amend the Merger Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Section 1.9(d) of the Merger Agreement is hereby replaced in its entirety by the following:

(d) Additionally, for the first Extension obtained by Sponsor, Sponsor will be entitled to receive from the Purchaser at Closing 0.25 additional shares of Purchaser Common Stock for each dollar Sponsor deposited into the Trust Account necessary to obtain the first Extension and for the second Extension obtained by Sponsor, Sponsor will be entitled to receive from the Purchaser at Closing 1.05 additional shares of Purchaser Common Stock for each dollar Sponsor deposited into the Trust Account necessary to obtain the second Extension. Any such deposits would be made by Sponsor in the form of a loan to the Company, and any such loans will be non-interest bearing and payable by the Company upon the Closing in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus.

2.	Section 5.17(a) of the Merger Agreement is hereby replaced in its entirety by the following:

Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that effective as of the Closing, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of eleven (11) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Purchaser Board (i) the two (2) persons that are designated by the Purchaser prior to the Closing (the “Purchaser Directors”); (ii) the eight (8) persons that are designated by the Company prior to the Closing (the “Company Directors”), at least four (4) of whom shall be required to qualify as an independent director under Nasdaq rules; and (iii) the one (1) person that is mutually designated by the Purchaser and the Company, whom shall be required to qualify as an independent director under Nasdaq rules. The Post-Closing Purchaser Board directors shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders to be held following the Closing; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Closing; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders to be held following the Closing. At each succeeding annual meeting of stockholders, beginning with the first annual meeting of stockholders following the Closing, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Four (4) of the Company Directors shall be Class I, two (2) of the Company Directors shall be Class II and two (2) of the Company Directors shall be Class III. One (1) of the Purchaser Directors shall be Class II and one (1) of the Purchaser Directors shall be Class III. The mutually designated Director shall be Class II. The board of directors of the Surviving Corporation immediately after the Closing shall be the same as the Post-Closing Purchaser Board. At or prior to the Closing, the Purchaser will provide each Purchaser Director with a customary director indemnification agreement, in form and substance reasonably acceptable to such Purchaser Director.

3.	Except as explicitly modified hereby, all other terms and provisions of the Merger Agreement shall remain in effect.

4.	This Agreement incorporates herein, and shall be deemed to have the same force and effect as if set forth in full herein, all governing law and dispute resolution terms and provisions, including but not limited to Section 9.4, Section 9.5, and Section 9.6, of the Merger Agreement.

5.	This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment to Agreement and Plan of Merger to be signed and delivered as of the date first written above.

The Purchaser:

AESTHER HEALTHCARE ACQUISITION CORP

By:	/s/ Suren Ajjarapu
Name:	Suren Ajjarapu
Title:	Chief Executive Officer

The Purchaser Representative:

AESTHER HEALTHCARE SPONSOR, LLC, in the capacity as the Purchaser Representative hereunder

By:	/s/ Suren Ajjarapu
Name:	Suren Ajjarapu
Title:	Managing Member

Merger Sub:

AHAC MERGER SUB INC.

By:	/s/ Suren Ajjarapu
Name:	Suren Ajjarapu
Title:	Chief Executive Officer

The Company:

OCEAN BIOMEDICAL, INC.

By:	/s/ Chirinjeev Kathuria
Name:	Dr. Chirinjeev Kathuria
Title:	Executive Chairman

The Seller Representative:

DR. CHIRINJEEV KATHURIA, in the capacity as the Seller Representative hereunder

By:	/s/ Chirinjeev Kathuria
Name:	Dr. Chirinjeev Kathuria
Title:	Seller Representative

[Signature Page to Amendment to Agreement and Plan of Merger]